UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e) On February 28, 2014, The GEO Group, Inc. (“GEO”) entered into an amendment to its employment agreement with Jorge Dominicis, its Senior Vice President, GEO Community Services, pursuant to which Mr. Dominicis will be transitioning out of the GEO business over the next two months (the “Amendment”). Mr. Dominicis will be departing GEO to become the President of Correct Care Solutions, LLC, a diversified correctional healthcare services provider, in connection with its purchase of GEO Care, LLC, a former wholly-owned subsidiary of GEO. Pursuant to the Amendment, GEO will pay Mr. Dominicis a total of $28,732.70 for his continued services as Senior Vice President, GEO Community Services, during the transition period. After the conclusion of the two-month transition period, Mr. Dominicis’ employment with GEO will terminate. Following the termination of employment, Mr. Dominicis will remain as a consultant to GEO through March 31, 2016 (the “Consulting Period”), during which time he will be available to GEO for up to 10 hours per month. If Mr. Dominicis serves the full Consulting Period, he will be paid a total of $69,000. Additionally, all of Mr. Dominicis’ unvested stock options, restricted shares and performance-based shares will continue to vest according to their terms as long as Mr. Dominicis continues to serve as a consultant during the Consulting Period.

GEO is developing its transition plan for Mr. Dominicis’ responsibilities over the next 60 day period prior to his departure and intends to discuss the plan on its first quarter earnings call in May 2014. During this period, GEO’s Community Services divisions will continue to be overseen by their respective Divisional Vice Presidents.

Section 8	Other Events

Item 8.01	Other Events

GEO also announced the promotion of David J. Venturella to Senior Vice President, Business Development with oversight of GEO’s business and proposal development efforts. Mr. Venturella joined GEO in 2012 with more than 26 years of experience in federal law enforcement operations and business development. In addition to a 22-year career in increasingly senior roles with U.S. Immigration and Customs Enforcement, Mr. Venturella previously served as Vice President of the Homeland Security Business Unit for USIS in Falls Church, Virginia, and as Director of Business Development for the Global Security and Engineering Services Unit with L-3 Communications in Chantilly, Virginia.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Second Amended and Restated Senior Officer Employment Agreement, dated February 28, 2014, by and between The GEO Group, Inc. and Jorge A. Dominicis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

March 6, 2014	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Second Amended and Restated Senior Officer Employment Agreement, dated February 28, 2014, by and between The GEO Group, Inc. and Jorge A. Dominicis.

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